Exhibit 99.1
GAMCO’s Proxy Statement for 2008

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GGCP, Inc. (“GGCP”) owns a majority of our Class B Stock, representing approximately 95% of the combined voting power and 72% of the outstanding shares of our common stock at December 31, 2007.

On May 31, 2006, we entered into an Exchange and Standstill Agreement with Frederick J. Mancheski, a significant shareholder, pursuant to which, among other things, he agreed to exchange his 2,071,635 shares of Class B Stock for an equal number of shares of Class A Stock. Certain shareholders of GGCP, including two of our executive officers and a director, who received shares of Class B Stock in a distribution from GGCP, also agreed to exchange their shares of Class B Stock for an equal number of shares of Class A Stock.  Pursuant to a Registration Rights Agreement that we entered into with Mr. Mancheski, we filed a shelf registration statement that was declared effective by the SEC on September 1, 2006 for the sale by Mr. Mancheski and others, including certain of our officers, employees and a director, of up to 2,486,763 shares of Class A Stock.

Prior to our initial public offering in February 1999, the Company and GGCP entered into a Management Services Agreement, with a one-year term, renewable annually, under which we will provide certain services for GGCP, including furnishing office space and equipment, providing insurance coverage, overseeing the administration of its business and providing personnel to perform certain administrative services. The Management Services Agreement was renewed in May 2007.  For 2007, GGCP is currently negotiating an amount and has indicated it will not extend this Agreement beyond 2007.

For 2007, we incurred charges of $270,787 for incremental costs (but not the fixed costs) relating to our use of an airplane in which GGCP owns a fractional interest.

We lease an approximately 60,000 square foot building located at 401 Theodore Fremd Avenue, Rye, New York as our headquarters (the “Building”) from an entity that is owned by the children of Mr. Mario J. Gabelli (“Mr. Mario Gabelli” or “Chairman”). Under the lease for the Building, which expires on April 30, 2013, we are responsible for all operating expenses, costs of electricity and other utilities and taxes. For 2007, the rent was $855,937, or $14.27 per square foot, and increased to $889,570, or $14.83 per square foot, for the period January 1, 2008 through December 31, 2008.

Through August 2007, we sub-leased approximately 5,069 square feet in the Building to an unaffiliated entity, which paid rent to us at the rate of $28 per square foot plus $3 per square foot for electricity.  We also sub-lease approximately 3,300 square feet in the Building to LICT Corporation, a company for which Mr. Mario Gabelli serves as Chairman, which also pays rent to us at the rate of $28 per square foot plus $3 per square foot for electricity, subject to adjustment for increases in taxes and other operating expenses. The total amount paid in 2007 for rent, and other expenses under this lease were $115,030.  In October 2007, we and LICT Corporation agreed to extend the term of the sub-lease for a minimum of three years until December 2013 on the same terms and conditions with the provision that if the Company were to extend the master lease for the Building, LICT Corporation would extend the term of its lease to be co-terminus with GBL with the same provisions and escalations as GBL.

Our Chairman and Gabelli Securities, Inc. (“Gabelli Securities”), a majority owned subsidiary of the Company, serve as co-general partners of Gabelli Associates Fund, LP. Our Chairman received portfolio manager compensation of $588,079 through an incentive allocation directly from the partnership for 2007.

GAMCO Asset Management Inc., (“GAMCO Asset Management”) a wholly-owned subsidiary of the Company, has entered into agreements to provide advisory and administrative services to MJG Associates, Inc., which is wholly-owned by our Chairman, and to Gabelli Securities with respect to the private investment funds managed by each of them. Pursuant to such agreements, Gabelli Securities and MJG Associates, Inc. paid GAMCO Asset Management $50,000 and $10,000, respectively, (excluding reimbursement of expenses) for 2007. Mr. John Gabelli, one of our directors and the brother of our Chairman, is the sole shareholder of an entity that is the co-general partner of two investment partnerships - Manhattan Partners I, L.P. (“Manhattan I”) and Manhattan Partners II, L.P. (Manhattan II).  Manhattan I and Manhattan II paid GAMCO Asset Management investment advisory fees in the amount of $54,499 for 2007.  In turn, GAMCO Asset Management paid Mr. John Gabelli $16,575, a fee consistent with the payouts of all investment relationship staff of GAMCO Asset Management, for serving as the relationship manager for both Manhattan I and Manhattan II for 2007.  Manhattan I paid management fees in the amount of $16,959 to the general partners of Gemini Global Partners, L.P.  In addition, an entity that Mr. John Gabelli's wife is the sole shareholder of is the co-general partner of S.W.A.N. Partners, LP (“S.W.A.N.”) which is a separately managed account of GAMCO Asset Management.  S.W.A.N. paid GAMCO Asset Management investment advisory fees in the amount of approximately $40,000 for 2007.  In turn, GAMCO Asset Management paid Mr. John Gabelli $4,021, a fee consistent with the payouts of all investment relationship staff of GAMCO Asset Management, for serving as relationship manager for S.W.A.N. for 2007.

As of December 31, 2007, OpNet Partners, LP (“OpNet Partners”), which was started in 2001, distributed its assets to its partners.  The general partner of OpNet Partners is OpNet Ventures LLC ("OpNet Ventures").  A family member of our Chairman, who is not an employee of GBL, is one of the managing members of the OpNet Ventures.  Gabelli Securities, Inc. is a shareholder of OpNet Ventures.  Gabelli Securities, Inc. performs among other things the administration, legal, and accounting services for OpNet Partners.  For these services, Gabelli Securities, Inc. received $40,000 for work performed in 2004 through 2007.  Photonic Research Associates, LLC (“PRA”), an entity of which this family member owns 50%, receives the management fee for managing OpNet Partners. As part of the liquidation of OpNet Partners, PRA received fees of $49,692 in investment management relating to the management of OpNet Partners from 2003 through 2007.

Gabelli Securities International Limited (“GS International”) was formed in 1994 to provide management and investment advisory services to offshore funds and accounts. A family member of our Chairman owns 55% of GS International, and Gabelli Securities owns the remaining 45%. In 1994, Gabelli International Gold Fund Limited (“GIGFL”), an offshore investment company investing primarily in securities of issuers with gold-related activities, was formed, and GS International entered into an agreement to provide management services to GIGFL. Gabelli Securities in turn entered into an agreement with GS International to provide investment advisory services to GIGFL in return for receiving all investment management fees paid by GIGFL. Pursuant to such agreement, Gabelli Securities received investment management fees of $62,184 and incentive fees of $156,211 for 2007. In April 1999, Gabelli Global Partners, Ltd., an offshore investment fund, was incorporated. GS International and Gemini Capital Management, LLC (“Gemini”), an entity owned by a son of our Chairman, were engaged by the fund as investment advisors as of July 1, 1999. The fund paid half of the management fees and incentive fees for 2007 in the amounts of $36,462 and $11,281, respectively, to GS International which amounts it in turn paid to Gabelli Securities for services provided. For 2007, Gemini received half of the management fee and incentive fee paid by the fund in the amounts of $36,462 and $11,281, respectively. In April 1999, Gabelli Securities formed Gabelli Global Partners, L.P., an investment limited partnership for which Gabelli Securities and Gemini are the general partners. In March 2002, Gabelli Global Partners, L.P. changed its name to Gemini Global Partners, L.P. Gemini received half of the management fee paid by the partnership to the general partners in the amount of $86,371 and half of incentive fee earned by the general partners in the amount of $42,929 for 2007. In December 1999, Gabelli European Partners, Ltd., an offshore investment fund, was incorporated. GS International was engaged as an investment advisor by the fund as of January 1, 2000. For services rendered by Gabelli Securities, GS International paid Gabelli Securities all of the management and incentive fees it received for 2007 from the fund in the amount of $11,756 and $55,974, respectively.

Certain directors and executive officers have immediate family members who are employed by us, our subsidiaries, and certain related entities. The base salaries and bonuses of each of these immediate family members are established in accordance with our compensation practices applicable generally to staff members with equivalent qualifications and responsibilities and holding similar positions. None of the directors or executive officers has a material interest in any of these employment relationships of their immediate family members and none of the sons or daughters of our directors mentioned below resides in the same house as the related director. None of the immediate family members mentioned below is an executive officer with us. A daughter of Mr. Avansino (who rejoined our Board as an independent director in January 2008) is employed by one of our subsidiaries in a sales and marketing role and earned in 2007 a base salary of $65,000, a bonus of $25,000, and incentive-based variable compensation based on revenues generated by certain relationships (“Variable Compensation”) of $109,163 plus usual and customary benefits. She also received 1,500 restricted stock awards with an effective grant date, under FAS 123(R) and FSP 123(R)-2, of December 20, 2007 and with a grant date fair value of $63.50 per share, equal to the close of GBL stock on that day.  Compensation expense of $1,905 for this award was recognized by the Company for financial statement reporting purposes for fiscal year ended December 31, 2007 in accordance with FAS 123(R).   A son of Mr. John Gabelli was employed by the Company in a research analyst role and earned in 2007 a salary of $34,000 and a bonus of $3,000.  He also received 1,000 restricted stock awards with an effective grant date, under FAS 123(R) and FSP 123(R)-2, of December 20, 2007 and with a grant date fair value of $63.50 per share, equal to the close of GBL stock on that day.  Compensation expense of $1,270 for this award was recognized by the Company for financial statement reporting purposes for fiscal year ended December 31, 2007 in accordance with FAS 123(R).  A sister-in-law of Mr. Jamieson (our President and Chief Operating Officer) is employed by one of our subsidiaries in a marketing role and earned in 2007 a base salary of $85,000, a bonus of $20,000, and incentive-based variable compensation based on revenues generated by certain relationships (“Variable Compensation”) of $605 plus usual and customary benefits.  She also received 1,000 restricted stock awards with an effective grant date, under FAS 123(R) and FSP 123(R)-2, of December 20, 2007 and with a grant date fair value of $63.50 per share, equal to the close of GBL stock on that day.  Compensation expense of $1,270 for this award was recognized by the Company for financial statement reporting purposes for fiscal year ended December 31, 2007 in accordance with FAS 123(R). A son of our Chairman is employed by one of our subsidiaries as a Vice President-Trading with certain supervisory responsibilities and earned in 2007 a base salary of $250,000 and a bonus of $100,000, $50,000 of which vests in June 2009, plus usual and customary benefits.  He also received 8,000 restricted stock awards with an effective grant date, under FAS 123(R) and FSP 123(R)-2, of December 20, 2007 and with a grant date fair value of $63.50 per share, equal to the close of GBL stock on that day.  Compensation expense of $10,160 for this award was recognized by the Company for financial statement reporting purposes for fiscal year ended December 31, 2007 in accordance with FAS 123(R). Our Chairman’s spouse, who has been employed by a subsidiary of the Company in a sales and marketing role since 1984, has been a director of the subsidiary since 1991 and has been his spouse since 2002, earned in 2007 no base salary and no bonus but did receive usual and customary benefits.  She also received 4,000 restricted stock awards with an effective grant date, under FAS 123(R) and FSP 123(R)-2, of December 20, 2007 and with a grant date fair value of $63.50 per share, equal to the close of GBL stock on that day.  Compensation expense of $5,080 for this award was recognized by the Company for financial statement reporting purposes for fiscal year ended December 31, 2007 in accordance with FAS 123(R).  Another son of the Chairman, previously employed by one of our subsidiaries although not during 2007, received incentive-based variable compensation in 2007 based on revenues generated by certain relationships (“Variable Compensation”) in a prior year which had been deferred. In total, these three family members of our Chairman had Variable Compensation in 2007 in the total amount of $5,707,917.  The spouse of one of our Acting Co-Chief Financial Officers is employed as the Chief Financial Officer and the Interim Chief Executive Officer of LICT Corporation, the Chief Financial Officer and the Interim Chief Executive Officer of CIBL, Inc., and the Chief Financial Officer of Morgan Group Holding, Inc.  Our Chairman is also the Chairman of both LICT Corporation and CIBL, Inc. and the Chairman and Chief Executive Officer of Morgan Group Holding, Inc.

At December 31, 2007, approximately $201 million of our proprietary investment portfolio was managed by our analysts or portfolio managers other than Mr. Mario Gabelli. The individuals managing these accounts receive 20% of the net profits, if any, earned on the accounts; however, some of the analysts are required to meet a hurdle rate of 5% before earning this 20% payout. A son of our Chairman who is employed as Vice President-Trading was given responsibility in August 2006 for managing  a portfolio of up to $50 million of our proprietary capital, which account was originally funded with approximately $40 million during 2006. For 2007, he earned $401,624 for managing this portfolio.

In connection with the regulatory inquiry regarding trading in shares of our mutual funds as described in our 2007 Annual Report on Form 10-K, in 2007 we paid $1,531,401 in legal fees and expenses incurred for current and former employees. Of this amount, we received $1,198,717 in reimbursement from our insurance carrier and expect to recover all or a substantial portion of the remainder of these legal fees and expenses paid in 2007 from our insurance carrier during 2008.  In 2007, we also received $803,050 in insurance reimbursement from our insurance carriers for similar expenses paid in 2006.

As required by our Code of Ethics, our staff members are required to maintain their brokerage accounts at Gabelli & Company unless they receive permission to maintain an outside account. Gabelli & Company offers all of its staff the opportunity to engage in brokerage transactions at discounted rates. Accordingly, many of our staff members, including the executive officers or entities controlled by them, have brokerage accounts at Gabelli & Company and have engaged in securities transactions through it at discounted rates. From time to time, we through our subsidiaries in the ordinary course of business have also provided brokerage or investment advisory services to our directors, the substantial shareholders listed in the table under “Certain Ownership of Our Stock” or entities controlled by such persons for customary fees.